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              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111

                                                                617 542 6000
                                                                617 542 2241 fax


                                         February 14, 2000



Organogenesis Inc.
150 Dan Road
Canton, Massachusetts 02021

Ladies and Gentlemen:

       We have acted as counsel to Organogenesis Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3
(the "Registration Statement"), pursuant to which the Company is registering under the Secfurities Act of 1933, as amended, a total of up to 3,000,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), for resale to the public. This opinion is being rendered in connection with the filing of the Registration Statement.

       In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

       In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

       Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

       Our opinion is limited to the federal securities laws of the United States, the laws of the Commonwealth of Massachusetts and the corporate laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed hereein with respect to the


                       Boston Washington Reston New York



MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.


February 14, 2000
Page 2


       qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

              We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock" in the prospectus included in the Registration Statement.

                                            Very truly yours,



                                            /s/ Mintz, Levin, Cohn, Ferris,
                                            Glovsky And Popeo, P.C.

                                            MINTZ, LEVIN, COHN, FERRIS,
                                            GLOVSKY and POPEO, P.C.


       cc: Board of Directors